                                                                  EXHIBIT (99.2)


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350


         Solely for the purpose of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Badger Meter, Inc., (the "Company), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                              BADGER METER, INC.



Dated:  April 24, 2003                    By  /S/ Richard E. Johnson
                                              ----------------------
                                              Richard E. Johnson
                                              Vice President-Finance, Treasurer
                                              and Chief Financial Officer